UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2007

LEGACY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51525	20-3135053
State of Other Jurisdiction	Commission File Number	I.R.S. Employer
of Incorporation		Identification Number
99 North Street, Pittsfield, Massachusetts 01201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (413) 443-4421
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 8.01 Other Events.
On December 18, 2007 Legacy Bancorp, Inc. (the “Company”), the holding company for Legacy Banks (the “Bank”), issued a press release announcing a plan of action to reduce costs and improve operating efficiencies to position the Bank for continued growth and success. As part of the plan, the Company is eliminating ten (10) positions, representing approximately 5% of the Bank’s total workforce, including seven (7) management positions. All affected employees are eligible to receive financial assistance in the form of severance based upon length of service and position, benefits continuation and outplacement support. The Bank is committed to delivering the same exceptional service its customers have come to expect. As part of the plan, the Company expects to incur a fourth quarter 2007 pre-tax charge of approximately $438,000 associated with the reductions. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements And Exhibits
     (d) Attached as Exhibit 99.1 is the press releases issued by the Company on December 18, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY BANCORP, INC.
Date: December 18, 2007	By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer

EXHIBIT INDEX
99.1	Press release issued by the Company on December 18, 2007.